Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

AMERICAN SUPERCONDUCTOR CORPORATION

AMERICAN SUPERCONDUCTOR CORPORATION (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on April 9, 1987.

2. The Board of Directors of the Corporation duly adopted, pursuant to Section 245 of the General Corporation Law of the State of Delaware, a Restated Certificate of Incorporation of the Corporation. Such Restated Certificate of Incorporation only restates and integrates, and does not further amend, the provisions of the Corporation’s Certificate of Incorporation, as therefore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation.

3. The Restated Certificate of Incorporation, as adopted by the Board of Directors of the Corporation, is as follows:

FIRST. The name of the Corporation is American Superconductor Corporation.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address in The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock, $.01 par value per share, which capital stock shall have the voting powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof as are set forth below.

The voting and dividend rights, and the rights in the event of the liquidation of the Corporation, of the holders of the Common Stock are subject to and qualified by such rights of the holders of any Preferred Stock as may be set forth in the terms of any such Preferred Stock.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive pro rata all net assets of the Corporation available for distribution after payment of creditors and of any preferential liquidation rights of any then outstanding Preferred Stock.

FIFTH. The Corporation is to have perpetual existence.

SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

B. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

C. The books of the Corporation may be kept as such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the board of directors of the Corporation.

SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH. The Corporation eliminates the personal liability of each member of its board of directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

NINTH. The Corporation reserves the right to amend or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 13th day of January, 1992.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Gregory J. Yurek
President

ATTEST:

/s/ Alexander A. Bernhard
Secretary

[Corporate Seal]

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICAN SUPERCONDUCTOR CORPORATION

Pursuant to Section 242

of the General Corporation Law of

the State of Delaware

American Superconductor Corporation (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

That by resolution of the Directors and Stockholders holding a majority of the stock of the Corporation entitled to vote thereon, resolutions were duly adopted in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation declaring said amendment to be advisable. The resolution setting forth the amendment is as follows:

RESOLVED:	That the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”), be and hereby is amended by deleting Article FOURTH in its entirety and substituting therefor the following:

“FOURTH:	The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock, $.01 par value per share, which capital stock shall have the voting powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof as are set forth below.

The voting and dividend rights, and the rights in the event of the liquidation of the Corporation, of the holders of the Common Stock are subject to and qualified by such rights of the holders of any Preferred Stock as may be set forth in the terms of any such Preferred Stock.

The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive pro rata all net assets of the Corporation available for distribution after payment of creditors and of any preferential liquidation rights of any then outstanding Preferred Stock.”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this 29th day of July, 1998.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Gregory J. Yurek
Gregory J. Yurek President

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICAN SUPERCONDUCTOR CORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

American Superconductor Corporation (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

That by resolution of the Directors and Stockholders holding a majority of the stock of the Corporation entitled to vote thereon, resolutions were duly adopted in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation declaring said amendment to be advisable. The resolution setting forth the amendment is as follows:

RESOLVED:	That the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”), be and hereby is amended by deleting Article FOURTH in its entirety and substituting therefor the following:

“FOURTH:	The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock, $.01 par value per share, which capital stock shall have the voting powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof as are set forth below.

The voting and dividend rights, and the rights in the event of the liquidation of the Corporation, of the holders of the Common Stock are subject to and qualified by such rights of the holders of any Preferred Stock as may be set forth in the terms of any such Preferred Stock.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of the Common Stock will be entitled to receive pro rata all net assets of the Corporation available for distribution after payment of creditors and of any preferential liquidation rights of any then outstanding Preferred Stock.”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chief Executive Officer this 29th day of July, 2004.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Gregory J. Yurek
Gregory J. Yurek Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICAN SUPERCONDUCTOR CORPORATION

___________________________________________________

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

___________________________________________________

American Superconductor Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The Board of Directors of the Corporation duly adopted resolutions by written consent in lieu of a meeting in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved such proposed amendment at a meeting in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation (the “Charter”) be amended and restated in its entirety to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred and Fifty Million (150,000,000) shares of Common Stock, $.01 par value per share (the “Common Stock”), which capital stock shall have the voting powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof as are set forth below.”

* * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 19th day of December, 2011.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Daniel P. McGahn
Name: Daniel P. McGahn Title: Chief Executive Officer